Exhibit 99.1

Helen of Troy Limited Reports Third Quarter Fiscal 2026 Results

Consolidated Net Sales Decline of 3.4%
GAAP Diluted Loss Per Share of $3.65
Adjusted Diluted EPS of $1.71(1)

Updates Fiscal 2026 Outlook:
Consolidated Net Sales of $1.758-$1.773 Billion
GAAP Diluted Loss Per Share of $36.07-$35.57
Adjusted Diluted EPS of $3.25-$3.75

El Paso, Texas, January 8, 2026 — Helen of Troy Limited (NASDAQ: HELE), designer, developer, and worldwide marketer of branded consumer home, outdoor, beauty, and wellness products, today reported results for the three-month period ended November 30, 2025.

Executive Summary - Third Quarter of Fiscal 2026 Compared to Fiscal 2025

•Consolidated net sales revenue of $512.8 million compared to $530.7 million
•Gross profit margin of 46.9% compared to 48.9%
•Operating margin of (1.6)%, which includes pre-tax non-cash asset impairment charges(2) of $65.9 million, compared to 14.2%
•Non-GAAP adjusted operating margin of 12.9% compared to 16.6%
•GAAP diluted loss per share of $3.65, which includes after-tax non-cash asset impairment charges of $3.11, compared to diluted earnings per share of $2.17
•Non-GAAP adjusted diluted EPS of $1.71 compared to $2.67
•Net cash provided by operating activities of $11.9 million compared to $8.3 million
•Non-GAAP adjusted EBITDA margin of 14.7% compared to 18.2%

Mr. G. Scott Uzzell, Chief Executive Officer, stated: “We delivered third quarter results in line with our outlook and are making progress toward stabilizing the business despite the challenging external environment. We grew revenue in key brands – OXO, Osprey, and Olive & June – expanded Organic DTC sales and generated positive free cash flow despite tariff-related headwinds.

We are sharpening our priorities and placing the consumer at the center of everything we do – investing in innovation, strengthening brand loyalty, and advancing commercial excellence. I am confident that we are taking the right steps to position us to deliver sustained revenue and profit growth and create long-term value for all stakeholders.”

	Three Months Ended November 30,
(in thousands) (unaudited)	Home & Outdoor	Beauty & Wellness	Total
Fiscal 2025 sales revenue, net	$246,109	$284,597	$530,706
Organic business (3)	(17,468)	(39,673)	(57,141)
Impact of foreign currency	996	596	1,592
Acquisition (4)	—	37,672	37,672
Change in sales revenue, net	(16,472)	(1,405)	(17,877)
Fiscal 2026 sales revenue, net	$229,637	$283,192	$512,829

Total net sales revenue growth (decline)	(6.7)%	(0.5)%	(3.4)%
Organic business	(7.1)%	(13.9)%	(10.8)%
Impact of foreign currency	0.4%	0.2%	0.3%
Acquisition	—%	13.2%	7.1%

Operating margin (GAAP)
Fiscal 2026	—%	(2.9)%	(1.6)%
Fiscal 2025	16.4%	12.2%	14.2%
Adjusted operating margin (non-GAAP) (1)
Fiscal 2026	11.9%	13.8%	12.9%
Fiscal 2025	18.4%	15.0%	16.6%

Consolidated Results - Third Quarter Fiscal 2026 Compared to Third Quarter Fiscal 2025

•Consolidated net sales revenue decreased $17.9 million, or 3.4%, to $512.8 million, driven by a decrease from Organic business of $57.1 million, or 10.8%. The Organic business decrease was primarily driven by a decline in insulated beverageware, hair appliances, prestige hair care products, thermometers, humidifiers, and water filtration. The Organic business decline was partially offset by the contribution from the acquisition of Olive & June, LLC (“Olive & June”) of $37.7 million, or 7.1%, to consolidated net sales revenue and strong demand for travel, technical and lifestyle packs in Home & Outdoor. International sales declined $10.6 million, or 8.1%, to $119.6 million driven by evolving dynamics in the China market.

•Consolidated gross profit margin decreased 200 basis points to 46.9% primarily due to the net unfavorable impact of higher tariffs and a less favorable inventory obsolescence impact year-over-year. These factors were partially offset by the favorable impact of the acquisition of Olive & June and lower commodity and product costs.

•Consolidated selling, general and administrative expense (“SG&A”) ratio increased 160 basis points to 35.6% primarily due to the impact of the Olive & June acquisition, higher outbound freight costs, an increase in annual incentive compensation expense year-over-year and the impact of unfavorable operating leverage due to the decrease in net sales.

•The Company recognized non-cash asset impairment charges of $65.9 million ($72.1 million after tax) primarily due to the sustained decline in the Company’s stock price, to reduce goodwill by $39.0 million and other intangible assets by $26.9 million, which impacted both the Beauty & Wellness and Home & Outdoor segments.

•Consolidated operating loss was $8.4 million, or (1.6)% of net sales revenue, compared to consolidated operating income of $75.1 million, or 14.2% of net sales revenue. The decrease in consolidated operating margin was primarily due to pre-tax non-cash asset impairment charges of $65.9 million, an increase in the SG&A ratio and a decrease in consolidated gross profit margin, primarily due to the net unfavorable impact of higher tariffs.

•Interest expense was $15.9 million, compared to $12.2 million. The increase in interest expense was primarily due to higher average borrowings outstanding to fund the acquisition of Olive & June and increased inventory and capital expenditures primarily due to the impact of higher tariffs.

•Income tax expense was $60.0 million on a pre-tax loss of $24.0 million, compared to income tax expense of $13.5 million on pre-tax income of $63.2 million for the same period last year. The increase in tax expense relative to pre-tax income (loss) is primarily due to the tax effects of non-deductible impairment charges and valuation allowances on deferred tax assets recorded in the third quarter of fiscal 2026.

•Net loss was $84.1 million, compared to net income of $49.6 million. Diluted loss per share was $3.65, compared to diluted earnings per share of $2.17. The decrease is primarily due to the recognition of an after-tax asset impairment charge of $72.1 million during the third quarter of fiscal 2026, higher income tax expense primarily from the recognition of a valuation allowance on a deferred tax asset related to the Company’s intangible asset reorganization(5) in fiscal 2025, lower operating income exclusive of the asset impairment charges, and an increase in interest expense.

•Non-GAAP adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) was $75.6 million, compared to $96.8 million. Non-GAAP adjusted EBITDA margin was 14.7% compared to 18.2%.

On an adjusted basis (non-GAAP) for the third quarters of fiscal 2026 and 2025, excluding asset impairment charges(2), intangible asset reorganization(5), restructuring charges, amortization of intangible assets and non-cash share-based compensation, as applicable:

•Adjusted operating income decreased $21.6 million, or 24.6%, to $66.3 million, or 12.9% of net sales revenue, a decline of 370 basis points. The decrease was primarily driven by the net unfavorable impact of higher tariffs on gross profit, higher outbound freight costs, a less favorable inventory obsolescence impact year-over-year, an increase in annual incentive compensation expense and the impact of unfavorable operating leverage. These factors were partially offset by the favorable impact of the acquisition of Olive & June and lower commodity and product costs.

•Adjusted income decreased $21.4 million, or 35.0%, to $39.7 million and adjusted diluted EPS decreased 36.0% to $1.71. The decrease in adjusted diluted EPS was primarily due to lower adjusted operating income and higher interest expense, partially offset by a decrease in adjusted income tax expense.

Segment Results - Third Quarter Fiscal 2026 Compared to Third Quarter Fiscal 2025

Home & Outdoor net sales revenue decreased $16.5 million, or 6.7%, to $229.6 million. The decrease was primarily driven by:

•continued competition, lower replenishment orders from retail customers partially due to retailer inventory rebalancing in response to softer demand trends, and a decrease in club channel sales in the insulated beverageware category;
•a decrease in online channel sales in the home category; and
•lower closeout channel sales.

These factors were partially offset by the benefit of tariff related price increases, strong demand for travel, technical and lifestyle packs, higher brick and mortar sales in the home category primarily due to strong holiday season orders, and incremental sales from new product launches in the insulated beverageware category.

Home & Outdoor operating loss was $0.1 million, or 0.0% of segment net sales revenue, compared to operating income of $40.3 million, or 16.4% of segment net sales revenue. Operating loss in the third quarter of fiscal 2026 included $24.0 million of pre-tax asset impairment charges. The remaining 590 basis point decrease in segment operating margin was primarily due to:

•the net unfavorable impact of higher tariffs on gross profit;
•higher retail trade and promotional expense;
•less favorable inventory obsolescence impact year-over-year;
•higher outbound freight costs;
•an increase in annual incentive compensation expense year-over-year; and
•the impact of unfavorable operating leverage.

These factors were partially offset by reduced marketing expense and lower commodity and product costs. Adjusted operating income decreased 39.7% to $27.3 million, or 11.9% of segment net sales revenue.

Beauty & Wellness net sales revenue decreased $1.4 million, or 0.5%, to $283.2 million. The decrease was primarily driven by a decrease from Organic business of $39.7 million, or 13.9%, primarily due to:

•a decline in Beauty primarily due to softer consumer demand, increased competition, the cancellation of direct import orders from China in response to higher tariffs and lower closeout channel sales;
•a decline in thermometry primarily due to evolving dynamics in the China market, including a shift away from cross-border ecommerce toward localized fulfillment models, heightened competition from domestic sellers benefiting from government subsidies, and lower replenishment due to a weaker illness season last year in Asia;
•a decline in Wellness as a result of stop shipment actions in support of consistent adoption of price increases by our retail partners; and
•the impact of a below average illness season on the humidification category.

The Organic business decline was partially offset by the contribution from the acquisition of Olive & June of $37.7 million, or 13.2%, to segment net sales revenue.

Beauty & Wellness operating loss was $8.3 million, or (2.9)% of segment net sales revenue, compared to operating income of $34.8 million, or 12.2% of segment net sales revenue. Operating loss in the third quarter of fiscal 2026 included $41.9 million of pre-tax asset impairment charges. The remaining 30 basis point decrease in segment operating margin was primarily due to:

•the net unfavorable impact of higher tariffs on gross profit;
•a less favorable inventory obsolescence impact year-over-year;
•higher outbound freight costs;
•an increase in annual incentive compensation expense; and
•the impact of unfavorable operating leverage.

These factors were partially offset by lower retail trade and promotional expense, the favorable comparative impact of restructuring costs of $2.7 million recognized in the prior year period, the favorable impact of the acquisition of Olive & June and lower commodity and product costs. Adjusted operating income decreased 8.5% to $39.0 million, or 13.8% of segment net sales revenue.

Balance Sheet and Cash Flow - Third Quarter Fiscal 2026 Compared to Third Quarter Fiscal 2025

•Cash and cash equivalents totaled $27.1 million, compared to $40.8 million.
•Accounts receivable turnover(6) was 75.4 days, compared to 72.3 days.
•Inventory was $505.3 million, which includes $35 million of higher tariff costs, compared to $450.7 million.
•Total short- and long-term debt was $892.4 million, compared to $733.9 million.
•Net cash provided by operating activities for the first nine months of the fiscal year was $59.8 million, compared to $78.2 million for the same period last year, with free cash flow(1)(7) of $28.8 million, compared to $56.1 million. Fiscal 2026 year-to-date cash flow includes $58 million of cash outflows related to higher tariff payments.

Fiscal 2026 Annual Outlook

The Company expects fiscal year 2026 consolidated net sales revenue in the range of $1.758 billion to $1.773 billion. The consolidated net sales outlook reflects the following expectations by segment:

•Home & Outdoor net sales in the range of $812 million to $819 million; and
•Beauty & Wellness net sales in the range of $946 million to $954 million, which includes an expected incremental net sales contribution in the range of $106 million to $109 million from the Olive & June acquisition.

The sales outlook reflects the Company’s view of continued consumer spending softness, especially in certain discretionary categories, as well as its view of increased macro uncertainty, a more promotional environment, and an increasingly stretched consumer, including the impact from:

•lower direct import orders following tariff-related pullbacks, with continuing improvement and select programs shifting to warehouse replenishment;
•ongoing impact from the shift from cross border ecommerce to localized distribution and sustained competitive pressure from government-subsidized domestic sellers in China;
•lapping prior-year tariff-related order pull-forward, resulting in a sales headwind in the fourth quarter;
•strategic price increases that were largely implemented by the end of September, with price realization impacted by market dynamics and stop-shipments to support consistent price adoption by our retail partners;
•a below average cough, cold, and flu season compared to our previous expectation of an average season;
•continued soft consumer demand and increased competition;
•consumer trade-down behavior, expected to persist, reflected in heightened deal-seeking and a greater emphasis on essential categories; and
•conservative retailer inventory management in response to demand trends.

The Company is continuing to assess the incremental tariff cost exposure in light of continuing changes to global tariff policies and the full extent of its potential mitigation plans, as well as the associated timing to implement such plans and realize the anticipated benefits. The Company is also continuing to assess the disruptive impact that tariffs are having on the Company’s markets and retailer adaptation to tariff costs and uncertainty. To mitigate the Company’s risk of ongoing exposure to tariffs, it has initiated significant efforts to diversify its production outside of China into regions where it expects tariffs or overall costs to be lower and to source the same product in more than one region, to the extent it is possible and not cost-prohibitive. The Company continues to expect to reduce its cost of goods sold exposed to China tariffs to between 25% and 30% by the end of fiscal 2026. The Company continues to implement other mitigation actions, which include cost reductions from suppliers and strategic customer pricing adjustments to mitigate tariff headwinds. In addition to the uncertainty from evolving global tariff policies, the Company expects unfavorable cascading impacts on inflation, consumer confidence, employment, and overall macroeconomic conditions, all of which are impossible to predict at this time and outside of the Company’s control.

In the first quarter of fiscal 2026, the Company adjusted its measures to reduce costs and preserve cash flow, outlined in its fourth quarter fiscal 2025 earnings release, as the environment continued to evolve. While the Company resumed targeted growth investments during the second and third quarters of fiscal 2026, the Company remains disciplined in its approach given continued tariff volatility. The measures in place continue to include the following:

•Suspension of projects and capital expenditures that are not critical or in support of supplier diversification or dual sourcing initiatives;
•Actions to reduce overall personnel costs and pause most project and travel expenses remain in place;
•A resumption of optimized marketing, promotional, and new product development investments focused on opportunities with the highest returns;
•A measured approach to inventory purchases in expectation of softer consumer demand in the short to intermediate term; and
•Actions to optimize working capital and balance sheet productivity.

Through the combination of tariff mitigation actions and these additional cost reduction measures, the Company now believes it can reduce the net tariff impact on operating income to less than $30 million, compared to the prior expectation of less than $20 million, based on tariffs currently in place.

The Company expects fiscal 2026 GAAP diluted loss per share in the range of $36.07 to $35.57 and non-GAAP adjusted diluted earnings per share in the range of $3.25 to $3.75.

The Company’s adjusted diluted EPS outlook reflects:

•pressures from a more promotional environment and consumer trade-down behavior;
•lower gross profit margin driven by higher tariffs, lower than expected retail pricing realization and unfavorable product mix in response to selective pricing actions;
•preservation of key growth investments to support our people, future revenue expansion and new product development;
•higher incentive compensation expense year-over-year; and
•the impact of unfavorable operating leverage due to the decline in revenue.

The Company continues to expect these factors to be partially offset by cost reduction measures implemented in the first nine months and continuing throughout the year. The Company’s consolidated net sales and EPS outlook also reflects the following assumptions:
•December 2025 foreign currency exchange rates will remain constant;
•expected interest expense in the range of $58 million to $59 million;
•a reported GAAP effective tax rate range of (8.9)% to (8.7)% and adjusted effective tax rate range of 13.4% to 14.7%; and
•estimated weighted average diluted shares outstanding of 23.0 million.

The likelihood, timing and potential impact of a significant or prolonged recession, any fiscal 2026 acquisitions and divestitures, future asset impairment charges, future foreign currency fluctuations, additional interest rate changes, or share repurchases are unknown and cannot be reasonably estimated; therefore, they are not included in the Company’s outlook.

Credit Agreement Amendment

On November 25, 2025, the Company entered into an amendment (the “Amendment”) to its existing credit agreement dated February 15, 2024 (“the Credit Agreement”), which provides for the following:
•Reduces the commitment under the revolving credit facility from $1.0 billion to $750.0 million;
•Adds a maximum tier level pursuant to which, if the Net Leverage Ratio is greater than or equal to 4.00 to 1.00, then borrowings under the Credit Agreement bear floating interest at either the Base Rate or Term SOFR, plus a margin of 1.375% and 2.375% for Base Rate and Term SOFR borrowings, respectively, plus a credit spread of 0.10% for Term SOFR borrowings (as those terms are defined in the Credit Agreement);
•Amends the minimum Interest Coverage Ratio financial covenant to replace the numerator with a Consolidated EBITDA measure instead of a Consolidated EBIT measure (as those terms are defined in the Credit Agreement);
•Amends the maximum Leverage Ratio (as defined in the Credit Agreement) financial covenant so that it is not permitted to be greater than as set forth below as of the end of the fiscal quarter:

Fiscal Quarter Ending	Maximum Leverage Ratio
November 30, 2025	4.50 to 1.00
February 28, 2026 through August 31, 2026	4.50 to 1.00
November 30, 2026	4.00 to 1.00
February 28, 2027 through May 31, 2027	3.75 to 1.00
August 31, 2027 and each fiscal quarter thereafter	3.50 to 1.00
Conference Call and Webcast

The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 9:00 a.m. Eastern Time today, Thursday, January 8, 2026. Institutional investors and analysts interested in participating in the call are invited to dial (877) 407-3982 approximately ten minutes prior to the start of the call. The conference call will also be webcast live on the Events & Presentations page at: http://investor.helenoftroy.com/. A telephone replay of this call will be available at 1:00 p.m. Eastern Time on January 8, 2026, until 11:59 p.m. Eastern Time on January 22, 2026, and can be accessed by dialing (844) 512-2921 and entering replay pin number 13757693. A replay of the webcast will remain available on the website for one year.

Non-GAAP Financial Measures

The Company reports and discusses its operating results using financial measures consistent with accounting principles generally accepted in the United States of America (“GAAP”). To supplement its presentation, the Company discloses certain financial measures that may be considered non-GAAP such as Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio, which are presented in accompanying tables to this press release along with a reconciliation of these financial measures to their corresponding GAAP-based financial measures presented in the Company’s condensed consolidated statements of income and cash flows. For additional information, see Note 1 to the accompanying tables to this press release.

About Helen of Troy Limited

Helen of Troy Limited (NASDAQ: HELE) is a leading global consumer products company offering creative products and solutions for its customers through a diversified portfolio of well-recognized and widely-trusted brands, including OXO, Hydro Flask, Osprey, Vicks, Braun, Honeywell, PUR, Hot Tools, Drybar, Curlsmith, Revlon and Olive & June. All trademarks herein belong to Helen of Troy Limited (or its subsidiaries) and/or are used under license from their respective licensors.

For more information about Helen of Troy, please visit http://investor.helenoftroy.com

Forward-Looking Statements

Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this press release, in other filings with the SEC, and in certain other oral and written presentations. Generally, the words “anticipates”, “assumes”, “believes”, “expects”, “plans”, “may”, “will”, “might”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, “forecasts”, “targets”, “reflects”, “could”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates may occur in the future, including statements related to sales, expenses, including cost reduction measures, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company currently believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are only as of the date they are made and are subject to risks, many of which are beyond the Company’s control, that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-K for the year ended February 28, 2025, and in the Company’s other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the geographic concentration of certain United States (“U.S.”) distribution facilities which increases its risk to disruptions that could affect the Company’s ability to deliver products in a timely manner, the occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, a cybersecurity breach, obsolescence or interruptions in the operation of the Company’s central global Enterprise Resource Planning systems and other peripheral information systems, the Company’s ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, actions taken by large customers that may adversely affect the Company’s gross profit and operating results, the Company’s dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, the Company’s dependence on third-party manufacturers, most of which are located in Asia, and any inability to obtain products from such manufacturers or diversify production to other regions or source the same product in multiple regions or implement potential tariff mitigation plans, the Company’s ability to deliver products to its customers in a timely manner and according to their fulfillment standards, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations including uncertainty and business interruptions resulting from political changes and events in the U.S. and abroad, and volatility in the global credit and financial markets and economy, the Company’s dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including a downturn from the effects of macroeconomic conditions, any public health crises or similar conditions, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the Company’s reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, risks associated with the use of licensed trademarks from or to third parties, the Company’s ability to execute and realize expected synergies from strategic business initiatives such as acquisitions, including Olive & June, divestitures and global restructuring plans, including Project Pegasus, the risks of significant tariffs or other restrictions continuing to be placed on imports from China, Mexico or Vietnam, including by the current U.S. presidential administration which has promoted and implemented plans to raise tariffs and pursue other trade policies intended to restrict imports, or any retaliatory trade measures taken by China, Mexico or Vietnam, the risks of potential changes in laws and regulations, including environmental, employment and health and safety and tax laws, and the costs and complexities of compliance with such laws, the risks associated with increased focus and expectations on climate change and other sustainability matters, the risks associated with significant changes in or the Company’s compliance with regulations, interpretations or product certification requirements, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the Company’s dependence on whether it is classified as a “controlled foreign corporation” for U.S. federal income tax purposes which impacts the tax treatment of its non-U.S. income, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition and additional focus on compliance with economic substance requirements by Bermuda and Barbados, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, increased costs of raw materials, energy and transportation, significant additional impairment of the Company’s goodwill, indefinite-lived and definite-lived intangible assets or other long-lived assets, risks associated with foreign currency exchange rate fluctuations, the risks to the Company’s liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets, interest rates and limitations under its financing arrangements, and projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary by a material amount. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

Investor Contact:
Helen of Troy Limited
Anne Rakunas, Director, External Communications
investors@helenoftroy.com

ICR, Inc.
Allison Malkin, Partner
investors@helenoftroy.com

HELEN OF TROY LIMITED AND SUBSIDIARIES
Condensed Consolidated Statements of (Loss) Income (4)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30,
	2025		2024
Sales revenue, net	$512,829	100.0%	$530,706	100.0%
Cost of goods sold	272,485	53.1%	271,378	51.1%
Gross profit	240,344	46.9%	259,328	48.9%
Selling, general and administrative expense (“SG&A”)	182,808	35.6%	180,692	34.0%
Asset impairment charges	65,906	12.9%	—	—%
Restructuring charges	—	—%	3,518	0.7%
Operating (loss) income	(8,370)	(1.6)%	75,118	14.2%
Non-operating income, net	211	—%	198	—%
Interest expense	15,855	3.1%	12,164	2.3%
(Loss) income before income tax	(24,014)	(4.7)%	63,152	11.9%
Income tax expense	60,042	11.7%	13,536	2.6%
Net (loss) income	$(84,056)	(16.4)%	$49,616	9.3%

Diluted (loss) earnings per share	$(3.65)		$2.17

Weighted average shares of common stock used in computing diluted (loss) earnings per share	23,035		22,882

	Nine Months Ended November 30,
	2025		2024
Sales revenue, net	$1,316,265	100.0%	$1,421,774	100.0%
Cost of goods sold	710,229	54.0%	743,297	52.3%
Gross profit	606,036	46.0%	678,477	47.7%
SG&A	527,471	40.1%	530,865	37.3%
Asset impairment charges	806,685	61.3%	—	—%
Restructuring charges	3,005	0.2%	6,879	0.5%
Operating (loss) income	(731,125)	(55.5)%	140,733	9.9%
Non-operating income, net	768	0.1%	468	—%
Interest expense	43,884	3.3%	37,923	2.7%
(Loss) income before income tax	(774,241)	(58.8)%	103,278	7.3%
Income tax expense	69,176	5.3%	30,444	2.1%
Net (loss) income	$(843,417)	(64.1)%	$72,834	5.1%

Diluted (loss) earnings per share	$(36.70)		$3.15

Weighted average shares of common stock used in computing diluted (loss) earnings per share	22,979		23,118

Consolidated Net Sales by Geographic Region (8)
(Unaudited) (in thousands)

	Three Months Ended November 30,
	2025		2024
Domestic sales revenue, net	$393,267	76.7%	$400,539	75.5%
International sales revenue, net	119,562	23.3%	130,167	24.5%
Total sales revenue, net	$512,829	100.0%	$530,706	100.0%

	Nine Months Ended November 30,
	2025		2024
Domestic sales revenue, net	$1,001,723	76.1%	$1,066,969	75.0%
International sales revenue, net	314,542	23.9%	354,805	25.0%
Total sales revenue, net	$1,316,265	100.0%	$1,421,774	100.0%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating (Loss) Income and Operating Margin to Adjusted Operating Income and Adjusted Operating Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended November 30, 2025
	Home & Outdoor		Beauty & Wellness (4)		Total
Operating loss, as reported (GAAP)	$(72)	—%	$(8,298)	(2.9)%	$(8,370)	(1.6)%
Asset impairment charges (2)	24,000	10.5%	41,906	14.8%	65,906	12.9%
Subtotal	23,928	10.4%	33,608	11.9%	57,536	11.2%
Amortization of intangible assets	1,377	0.6%	2,331	0.8%	3,708	0.7%
Non-cash share-based compensation	2,013	0.9%	3,017	1.1%	5,030	1.0%
Adjusted operating income (non-GAAP)	$27,318	11.9%	$38,956	13.8%	$66,274	12.9%

	Three Months Ended November 30, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$40,313	16.4%	$34,805	12.2%	$75,118	14.2%
Restructuring charges	770	0.3%	2,748	1.0%	3,518	0.7%
Subtotal	41,083	16.7%	37,553	13.2%	78,636	14.8%
Amortization of intangible assets	1,770	0.7%	2,777	1.0%	4,547	0.9%
Non-cash share-based compensation	2,476	1.0%	2,254	0.8%	4,730	0.9%
Adjusted operating income (non-GAAP)	$45,329	18.4%	$42,584	15.0%	$87,913	16.6%

	Nine Months Ended November 30, 2025
	Home & Outdoor		Beauty & Wellness (4)		Total
Operating loss, as reported (GAAP)	$(286,443)	(46.5)%	$(444,682)	(63.5)%	$(731,125)	(55.5)%
Asset impairment charges	328,632	53.3%	478,053	68.3%	806,685	61.3%
CEO succession costs (9)	1,742	0.3%	1,742	0.2%	3,484	0.3%
Restructuring charges	1,501	0.2%	1,504	0.2%	3,005	0.2%
Subtotal	45,432	7.4%	36,617	5.2%	82,049	6.2%
Amortization of intangible assets	4,532	0.7%	8,050	1.2%	12,582	1.0%
Non-cash share-based compensation	6,295	1.0%	8,403	1.2%	14,698	1.1%
Adjusted operating income (non-GAAP)	$56,259	9.1%	$53,070	7.6%	$109,329	8.3%

	Nine Months Ended November 30, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$87,315	12.7%	$53,418	7.3%	$140,733	9.9%
Restructuring charges	1,728	0.3%	5,151	0.7%	6,879	0.5%
Subtotal	89,043	13.0%	58,569	8.0%	147,612	10.4%
Amortization of intangible assets	5,303	0.8%	8,303	1.1%	13,606	1.0%
Non-cash share-based compensation	8,303	1.2%	7,747	1.1%	16,050	1.1%
Adjusted operating income (non-GAAP)	$102,649	15.0%	$74,619	10.1%	$177,268	12.5%

Reconciliation of Non-GAAP Financial Measures – GAAP Operating (Loss) Income to EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended November 30, 2025
	Home & Outdoor		Beauty & Wellness (4)		Total
Operating loss, as reported (GAAP)	$(72)	—%	$(8,298)	(2.9)%	$(8,370)	(1.6)%
Depreciation and amortization	6,075	2.6%	6,762	2.4%	12,837	2.5%
Non-operating income, net	—	—%	211	0.1%	211	—%
EBITDA (non-GAAP)	6,003	2.6%	(1,325)	(0.5)%	4,678	0.9%
Add: Asset impairment charges	24,000	10.5%	41,906	14.8%	65,906	12.9%
Non-cash share-based compensation	2,013	0.9%	3,017	1.1%	5,030	1.0%
Adjusted EBITDA (non-GAAP)	$32,016	13.9%	$43,598	15.4%	$75,614	14.7%

	Three Months Ended November 30, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$40,313	16.4%	$34,805	12.2%	$75,118	14.2%
Depreciation and amortization	6,336	2.6%	6,886	2.4%	13,222	2.5%
Non-operating income, net	—	—%	198	0.1%	198	—%
EBITDA (non-GAAP)	46,649	19.0%	41,889	14.7%	88,538	16.7%
Add: Restructuring charges	770	0.3%	2,748	1.0%	3,518	0.7%
Non-cash share-based compensation	2,476	1.0%	2,254	0.8%	4,730	0.9%
Adjusted EBITDA (non-GAAP)	$49,895	20.3%	$46,891	16.5%	$96,786	18.2%

	Nine Months Ended November 30, 2025
	Home & Outdoor		Beauty & Wellness (4)		Total
Operating loss, as reported (GAAP)	$(286,443)	(46.5)%	$(444,682)	(63.5)%	$(731,125)	(55.5)%
Depreciation and amortization	18,674	3.0%	21,107	3.0%	39,781	3.0%
Non-operating income, net	—	—%	768	0.1%	768	0.1%
EBITDA (non-GAAP)	(267,769)	(43.4)%	(422,807)	(60.4)%	(690,576)	(52.5)%
Add: Asset impairment charges	328,632	53.3%	478,053	68.3%	806,685	61.3%
CEO succession costs	1,742	0.3%	1,742	0.2%	3,484	0.3%
Restructuring charges	1,501	0.2%	1,504	0.2%	3,005	0.2%
Non-cash share-based compensation	6,295	1.0%	8,403	1.2%	14,698	1.1%
Adjusted EBITDA (non-GAAP)	$70,401	11.4%	$66,895	9.6%	$137,296	10.4%

	Nine Months Ended November 30, 2024
	Home & Outdoor		Beauty & Wellness		Total
Operating income, as reported (GAAP)	$87,315	12.7%	$53,418	7.3%	$140,733	9.9%
Depreciation and amortization	19,573	2.9%	21,277	2.9%	40,850	2.9%
Non-operating income, net	—	—%	468	0.1%	468	—%
EBITDA (non-GAAP)	106,888	15.6%	75,163	10.2%	182,051	12.8%
Add: Restructuring charges	1,728	0.3%	5,151	0.7%	6,879	0.5%
Non-cash share-based compensation	8,303	1.2%	7,747	1.1%	16,050	1.1%
Adjusted EBITDA (non-GAAP)	$116,919	17.0%	$88,061	12.0%	$204,980	14.4%

Reconciliation of Non-GAAP Financial Measures – GAAP Net (Loss) Income to EBITDA
(Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), Adjusted EBITDA and Adjusted EBITDA Margin (Non-GAAP) (1)
(Unaudited) (in thousands)

	Three Months Ended November 30,
	2025		2024
Net (loss) income, as reported (GAAP)	$(84,056)	(16.4)%	$49,616	9.3%
Interest expense	15,855	3.1%	12,164	2.3%
Income tax expense	60,042	11.7%	13,536	2.6%
Depreciation and amortization	12,837	2.5%	13,222	2.5%
EBITDA (non-GAAP)	4,678	0.9%	88,538	16.7%
Add: Asset impairment charges	65,906	12.9%	—	—%
Restructuring charges	—	—%	3,518	0.7%
Non-cash share-based compensation	5,030	1.0%	4,730	0.9%
Adjusted EBITDA (non-GAAP)	$75,614	14.7%	$96,786	18.2%

	Nine Months Ended November 30,
	2025		2024
Net (loss) income, as reported (GAAP)	$(843,417)	(64.1)%	$72,834	5.1%
Interest expense	43,884	3.3%	37,923	2.7%
Income tax expense	69,176	5.3%	30,444	2.1%
Depreciation and amortization	39,781	3.0%	40,850	2.9%
EBITDA (non-GAAP)	(690,576)	(52.5)%	182,051	12.8%
Add: Asset impairment charges	806,685	61.3%	—	—%
CEO succession costs	3,484	0.3%	—	—%
Restructuring charges	3,005	0.2%	6,879	0.5%
Non-cash share-based compensation	14,698	1.1%	16,050	1.1%
Adjusted EBITDA (non-GAAP)	$137,296	10.4%	$204,980	14.4%

	Quarterly Period Ended				Twelve Months Ended November 30, 2025
	February	May	August	November
Net income (loss), as reported (GAAP)	$50,917	$(450,718)	$(308,643)	$(84,056)	$(792,500)
Interest expense	13,999	13,808	14,221	15,855	57,883
Income tax (benefit) expense	(62,531)	30,180	(21,046)	60,042	6,645
Depreciation and amortization	14,198	14,084	12,860	12,837	53,979
EBITDA (non-GAAP)	16,583	(392,646)	(302,608)	4,678	(673,993)
Add: Acquisition-related expenses	3,035	—	—	—	3,035
Asset impairment charges	51,455	414,385	326,394	65,906	858,140
CEO succession costs	—	3,484	—	—	3,484
Restructuring charges	7,943	—	3,005	—	10,948
Non-cash share-based compensation	5,326	296	9,372	5,030	20,024
Adjusted EBITDA (non-GAAP)	$84,342	$25,519	$36,163	$75,614	$221,638

Reconciliation of Non-GAAP Financial Measures – GAAP (Loss) Income and Diluted (Loss) Earnings Per Share to Adjusted Income and Adjusted Diluted Earnings Per Share (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Three Months Ended November 30, 2025
	(Loss) Income			Diluted (Loss) Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(24,014)	$60,042	$(84,056)	$(1.04)	$2.61	$(3.65)
Asset impairment charges	65,906	(6,232)	72,138	2.84	(0.27)	3.11
Intangible asset reorganization (5)	—	(44,056)	44,056	—	(1.90)	1.90
Subtotal	41,892	9,754	32,138	1.81	0.42	1.39
Amortization of intangible assets	3,708	638	3,070	0.16	0.03	0.13
Non-cash share-based compensation	5,030	521	4,509	0.22	0.02	0.19
Adjusted (non-GAAP)	$50,630	$10,913	$39,717	$2.18	$0.47	$1.71

Weighted average shares of common stock used in computing:
Diluted loss per share, as reported						23,035
Adjusted diluted earnings per share (non-GAAP)						23,180

	Three Months Ended November 30, 2024
	Income			Diluted Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$63,152	$13,536	$49,616	$2.76	$0.59	$2.17
Restructuring charges	3,518	316	3,202	0.15	0.01	0.14
Subtotal	66,670	13,852	52,818	2.91	0.61	2.31
Amortization of intangible assets	4,547	664	3,883	0.20	0.03	0.17
Non-cash share-based compensation	4,730	354	4,376	0.21	0.02	0.19
Adjusted (non-GAAP)	$75,947	$14,870	$61,077	$3.32	$0.65	$2.67

Weighted average shares of common stock used in computing reported and non-GAAP diluted earnings per share						22,882

	Nine Months Ended November 30, 2025
	(Loss) Income			Diluted (Loss) Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$(774,241)	$69,176	$(843,417)	$(33.69)	$3.01	$(36.70)
Asset impairment charges	806,685	4,418	802,267	34.99	0.19	34.80
CEO succession costs	3,484	153	3,331	0.15	0.01	0.14
Intangible asset reorganization	—	(74,015)	74,015	—	(3.21)	3.21
Restructuring charges	3,005	421	2,584	0.13	0.02	0.11
Subtotal	38,933	153	38,780	1.69	0.01	1.68
Amortization of intangible assets	12,582	2,189	10,393	0.55	0.09	0.45
Non-cash share-based compensation	14,698	1,123	13,575	0.64	0.05	0.59
Adjusted (non-GAAP)	$66,213	$3,465	$62,748	$2.87	$0.15	$2.72

Weighted average shares of common stock used in computing:
Diluted loss per share, as reported						22,979
Adjusted diluted earnings per share (non-GAAP)						23,054

Reconciliation of Non-GAAP Financial Measures – GAAP (Loss) Income and Diluted (Loss) Earnings Per Share to Adjusted Income and Adjusted Diluted Earnings Per Share (Non-GAAP) (1)
(Unaudited) (in thousands, except per share data)

	Nine Months Ended November 30, 2024
	Income			Diluted Earnings Per Share
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$103,278	$30,444	$72,834	$4.47	$1.32	$3.15
Barbados tax reform (10)	—	(6,045)	6,045	—	(0.26)	0.26
Restructuring charges	6,879	619	6,260	0.30	0.03	0.27
Subtotal	110,157	25,018	85,139	4.76	1.08	3.68
Amortization of intangible assets	13,606	1,986	11,620	0.59	0.09	0.50
Non-cash share-based compensation	16,050	839	15,211	0.69	0.04	0.66
Adjusted (non-GAAP)	$139,813	$27,843	$111,970	$6.05	$1.20	$4.84

Weighted average shares of common stock used in computing reported and non-GAAP diluted earnings per share						23,118

Selected Consolidated Balance Sheet and Cash Flow Information
(Unaudited) (in thousands)

	November 30,
	2025	2024
Balance Sheet:
Cash and cash equivalents	$27,137	$40,804
Receivables, net	435,977	456,170
Inventory	505,265	450,740
Total assets, current	1,004,112	996,308
Total assets	2,340,809	2,973,131
Total liabilities, current	554,063	517,772
Total long-term liabilities	934,488	827,183
Total debt	892,393	733,891
Stockholders’ equity	852,258	1,628,176

	Nine Months Ended November 30,
	2025	2024
Cash Flow:
Depreciation and amortization	$39,781	$40,850
Net cash provided by operating activities	59,813	78,236
Capital and intangible asset expenditures	31,006	22,155
Net debt (repayments) proceeds	(24,319)	67,263
Payments for repurchases of common stock	1,706	103,174

Reconciliation of Non-GAAP Financial Measures – GAAP Net Cash Provided by Operating Activities to Free Cash Flow (Non-GAAP) (1) (7)
(Unaudited) (in thousands)

	Nine Months Ended November 30,
	2025	2024
Net cash provided by operating activities (GAAP)	$59,813	$78,236
Less: Capital and intangible asset expenditures	(31,006)	(22,155)
Free cash flow (non-GAAP)	$28,807	$56,081

Reconciliation of Non-GAAP Financial Measures – Net Leverage Ratio (Non-GAAP) (1) (11)
(Unaudited) (in thousands)

	Quarterly Period Ended				Twelve Months Ended November 30, 2025
	February	May	August	November
Adjusted EBITDA (non-GAAP) (12)	$84,342	$25,519	$36,163	$75,614	$221,638
Permitted adjustments per the credit agreement (11)	—	—	—	—	6,946
Pro forma effect of the Olive & June acquisition (11)	—	—	—	—	1,010
Adjusted EBITDA per the credit agreement	$84,342	$25,519	$36,163	$75,614	$229,594

Total borrowings under the credit agreement, as reported (GAAP)					$897,531
Less: Unrestricted cash and cash equivalents					(32,001)
Net debt					$865,530

Net leverage ratio (non-GAAP) (11)					3.77

Fiscal 2026 Outlook for Net Sales Revenue
(Unaudited) (in thousands)

Consolidated:	Fiscal 2025	Fiscal 2026 Outlook
Net sales revenue	$1,907,665	$1,758,000	—	$1,773,000
Net sales revenue decline		(7.8)%	—	(7.1)%

Reconciliation of Non-GAAP Financial Measures – Fiscal 2026 Outlook for GAAP Diluted (Loss) Earnings Per Share to Adjusted Diluted Earnings Per Share
(Non-GAAP) and GAAP Effective Tax Rate to Adjusted Effective Tax Rate (Non-GAAP) (1)
(Unaudited)

	Nine Months Ended November 30, 2025	Outlook for the Balance of the Fiscal Year (Three Months)			Fiscal 2026 Outlook			Tax Rate Fiscal 2026 Outlook
Diluted (loss) earnings per share, as reported (GAAP)	$(36.70)	$0.63	-	$1.13	$(36.07)	-	$(35.57)	(8.7)%	-	(8.9)%
Asset impairment charges	34.99	—	-	—	34.99	-	34.99
CEO succession costs	0.15	—	-	—	0.15	-	0.15
Restructuring charges	0.13	—	-	—	0.13	-	0.13
Amortization of intangible assets	0.55	0.20	-	0.20	0.75	-	0.75
Non-cash share-based compensation	0.64	0.22	-	0.22	0.86	-	0.86
Income tax effect of adjustments (13)	2.86	(0.42)	-	(0.42)	2.44	-	2.44	23.4%	-	22.3%
Adjusted diluted earnings per share (non-GAAP)	$2.72	$0.53	-	$1.03	$3.25	-	$3.75	14.7%	-	13.4%

HELEN OF TROY LIMITED AND SUBSIDIARIES
Notes to Press Release

(1)
This press release contains non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Effective Tax Rate, Adjusted Income, Adjusted Diluted Earnings Per Share, EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Net Leverage Ratio (“Non-GAAP Financial Measures”) that are discussed in the accompanying press release or in the preceding tables may be considered non-GAAP financial measures as defined by SEC Regulation G, Rule 100. Accordingly, the Company is providing the preceding tables that reconcile these measures to their corresponding GAAP-based financial measures. The Company believes that these Non-GAAP Financial Measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these Non-GAAP Financial Measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these Non-GAAP Financial Measures reflect the operating performance of its business and facilitate a more direct comparison of the Company’s performance with its competitors. The material limitation associated with the use of the Non-GAAP Financial Measures is that the Non-GAAP Financial Measures do not reflect the full economic impact of the Company’s activities. These Non-GAAP Financial Measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial measures and may be calculated differently than non-GAAP financial measures disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP financial measures.

(2)
Non-cash asset impairment charges were recognized, during the three and nine months ended November 30, 2025, to reduce goodwill and other intangible assets, which impacted both the Beauty & Wellness and Home & Outdoor segments.

(3)	Organic business refers to net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity.

(4)	The three and nine months ended November 30, 2025 includes a full quarter of operating results from Olive & June, acquired on December 16, 2024. Olive & June sales are reported in Acquisition.

(5)
Represents income tax expense from the recognition of valuation allowances on a deferred tax asset related to the Company’s intangible asset reorganization in fiscal 2025 (“intangible asset reorganization”).

(6)
Accounts receivable turnover uses 12 month trailing net sales revenue. The current and four prior quarters’ ending balances of trade accounts receivable are used for the purposes of computing the average balance component as required by the particular measure.

(7)	Free cash flow represents net cash provided by operating activities less capital and intangible asset expenditures.

(8)	Domestic net sales revenue includes net sales revenue from the U.S. and Canada.

(9)	Represents costs incurred in connection with the departure of the Company’s former CEO primarily related to severance and recruitment costs (“CEO succession costs”).

(10)
Represents a discrete tax charge to revalue existing deferred tax liabilities as a result of Barbados enacting a domestic corporate income tax rate of 9%, effective beginning with the Company’s fiscal year 2025 (“Barbados tax reform”).

(11)
Net leverage ratio is calculated as (a) total borrowings under the Company’s credit agreement, net of unrestricted cash and cash equivalents, including readily marketable obligations issued, guaranteed or insured by the U.S. with maturities of two years or less, at the end of the current period, divided by (b) Adjusted EBITDA per the Company’s credit agreement (calculated as EBITDA plus non-cash charges and certain allowed addbacks, less certain non-cash income, plus the pro forma effect of acquisitions and certain pro forma run-rate cost savings for acquisitions and dispositions, as applicable for the trailing twelve months ended as of the current period).

(12)	See reconciliation of Adjusted EBITDA to the most directly comparable GAAP-based financial measure (net income (loss)) in the accompanying tables to this press release.

(13)
Income tax effect of adjustments for the fiscal 2026 outlook is inclusive of the estimated income tax impact of the asset impairment charges recognized during the first nine months ended November 30, 2025 and the intangible asset reorganization income tax adjustment recognized during the first nine months ended November 30, 2025.